FORM OF PERFORMANCE SHARE UNIT AWARD AGREEMENT

                     PERFORMANCE SHARE UNIT AWARD AGREEMENT
                    UNDER THE ASBURY AUTOMOTIVE GROUP, INC.
            2002 EQUITY INCENTIVE PLAN dated as of January 17, 2005,
             between Asbury Automotive Group, Inc. (the "Company"),
                      a Delaware corporation, and {NAME}.



          This Performance Share Unit Award Agreement (the "Award
Agreement") sets forth the terms and conditions of a target award of {X} performance compensation shares (the "Award") that are subject to the terms and conditions specified herein ("Performance Awards") and that are granted to you under the Asbury Automotive Group, Inc. 2002 Equity Incentive Plan (the "Plan"). This Award provides you with the opportunity to earn, subject to the terms of this Award Agreement, shares of the Company's common stock, $0.01 par value ("Share").


          THIS AWARD IS SUBJECT TO ALL TERMS AND CONDITIONS OF THE PLAN AND THIS AWARD AGREEMENT. BY SIGNING YOUR NAME BELOW, YOU WILL HAVE CONFIRMED YOUR ACCEPTANCE OF THE TERMS AND CONDITIONS OF THIS AWARD AGREEMENT.


          SECTION 1. Definitions. Capitalized terms used in this Award Agreement that are not defined in this Award Agreement have the meanings as used or defined in the Plan. As used in this Award Agreement, the following terms shall have the meanings set forth below:

          "Cause" shall have the meaning set forth in any employment agreement then in effect between you, on the one hand, and the Company or any of its Affiliates, on the other hand, or, if not defined in any such agreement, "Cause" shall mean a finding by the Committee of any of the following: (a) your being convicted of, or entering a plea of nolo contendere to, any crime that constitutes a felony or involves moral turpitude, (b) your gross negligence or serious misconduct (including, without limitation, any criminal, fraudulent or dishonest conduct) that is injurious to the Company or any of its Affiliates,
(c) your material breach of your employment or service contract with the Company or any of its Affiliates, (d) your wilful and continued failure to substantially perform your duties with the Company and its Affiliates or (e) your material breach of a material written policy of the Company, in each case (with respect to clauses (b), (c), (d) and (e)) which is not corrected within 30 days after written notice from the Company. The determination of the existence of Cause shall be made by the Committee in good faith.

          "Committee" shall mean the compensation committee of the Board, or such other committee of the Board as may be designated by the Board to administer the Plan.

          "Determination Date" means the date, as determined by the Committee, on which the Committee determines whether and to what extent the Performance Goals with respect to the Award have been achieved; provided that such date shall be no later than March 15, 2008.

          "Performance Commencement Date" means January 1, 2005.

          "Performance Cycle" means calendar years 2005 through 2007.


          SECTION 2. (a) Performance-Based Right to Payment. The number of Shares that shall be issued pursuant to the Award shall be determined based on the Company's achievement of Performance Goals as set forth on Exhibit A. On the Determination Date, the Committee in its sole discretion shall determine whether and to what extent the Performance Goals as set forth on Exhibit A have been attained. Except as otherwise provided in Section 4 of this Award Agreement, the payment of Shares with respect to your Performance Awards is contingent on the attainment of the Performance Goals as set forth on Exhibit A. Accordingly, except as otherwise provided in Section 4 of this Award Agreement, you will not become entitled to payment with respect to the Performance Awards subject to this Award Agreement unless and until the Committee determines that the Performance Goals set forth on Exhibit A have been attained. Upon such determination by the Committee and subject to the provisions of the Plan and this Award Agreement, you shall be entitled to payment of that portion of this Award as corresponds to the Performance Goals attained (as determined by the Committee in its sole discretion) as set forth on Exhibit A. Furthermore, pursuant to Section 3 (except as otherwise provided therein) and except as otherwise provided in Section 4 of this Award Agreement, in order to be entitled to payment with respect to any Performance Awards, you must be employed by the Company or an Affiliate on the Payment Date.

          (b) Payment of Award. The Committee shall determine the date on which payments pursuant to this Award Agreement shall be made (the "Payment Date"); provided that (i) the Payment Date shall not be any earlier than the Determination Date and (ii) except as otherwise provided in Section 4(a)(ii) of this Award Agreement, the Payment Date shall not be earlier than January 1, 2008, and not later than March 20, 2008. Except as otherwise provided in Section 4 of this Award Agreement, payments made pursuant to this Award Agreement shall be payable in Shares.


          SECTION 3. Forfeiture of Performance Awards. Except as otherwise provided in Section 4 of this Award Agreement, if your employment with the Company and its Affiliates terminates prior to the Payment Date, your rights with respect to any Performance Awards awarded to you pursuant to this Award Agreement shall immediately terminate, and you will be entitled to no payments or benefits with respect thereto, unless the Committee, as permitted pursuant to the terms of the Plan, determines in its sole discretion otherwise (in which case any payment to be made to you pursuant to this Award Agreement will be made to you on the Payment Date).


          SECTION 4. Change of Control. In the event of a Change of Control after the date of this Award Agreement, the provisions of this Section 4 shall apply.

          (a) Timing of Payment. In the event of a Change of Control after the date of this Award Agreement and prior to the Payment Date, to the extent your rights with respect to Performance Awards have not previously been terminated in connection with the termination of your employment with the Company and its Affiliates prior to such Change of Control, payments made pursuant to this Award
Agreement:

                    (i) shall be paid on the Payment Date, provided you remain continuously employed with the Company and its Affiliates through the Payment Date;

                    (ii) shall be paid promptly following the date of your termination of employment with the Company and its Affiliates if your employment is involuntarily terminated (other than for Cause) by the Company and its Affiliates following such Change of Control; or

                    (iii) shall be forfeited if your employment with the Company and its Affiliates is terminated prior to the Payment Date for any reason other than an involuntary termination described in the preceding clause (ii).

          (b) Form of Payment. If the Change of Control occurs prior to the Payment Date, any amount to be paid under this Award Agreement shall be paid (at such time as determined in accordance with paragraph (a) above) in equity securities of the successor corporation (the " Acquiror Securities ") with the number of such Acquiror Securities determined by calculating the number of Shares earned under this Award Agreement (as determined in accordance with paragraph (c) below) and converting such Shares on the same basis as the conversion applicable to holders of Shares generally in connection with the Change of Control; provided, however, that if the consideration received by holders of Shares generally in connection with the Change of Control is not solely Acquiror Securities, the Committee may, with the consent of the successor corporation, provide that the amount to be paid under this Award Agreement will be solely in the form of Acquiror Securities equal in fair market value to the per Share consideration received by holders of Shares generally in connection with the Change of Control. Notwithstanding the foregoing, the successor corporation may elect, no later than 90 days following a Change of Control (but in no event later than the scheduled payment date determined in accordance with paragraph (a) above), to settle (at such time as determined in accordance with paragraph (a) above) the Performance Awards in a lump-sum cash payment (in lieu of settling such Performance Awards with Acquiror Securities) in an amount equal to the product of (i) the number of Shares earned under this Award Agreement (as determined in accordance with paragraph (c) below) and (ii) the fair market value per Share at the time of the Change of Control, as determined by the Committee in its sole discretion; provided, however, that, in the event the consideration received by holders of Shares in connection with the Change of Control is paid solely in cash, the successor corporation shall be deemed to have made such election as of the time of such Change of Control.

          (c) Determination of Performance Results. (i) If the Change of Control occurs prior to the first anniversary of the Performance Commencement Date, the Performance Goals set forth on Exhibit A shall be deemed to have been satisfied at the target level.

          (ii) If the Change of Control occurs on or following the first anniversary of the Performance Commencement Date and prior to the third anniversary of the Performance Commencement Date, immediately prior to the Change of Control, the Committee in its sole discretion shall determine whether and to what extent the Performance Goals as set forth on Exhibit A have been attained as of such Change of Control. For purposes of this clause (ii), the Committee shall determine the performance results for (A) any completed year in the Performance Cycle and (B) any year in the Performance Cycle which is not fully completed as of the Change of Control but in which at least six full months have elapsed prior to the Change of Control (collectively, the "Completed Years"). For any Completed Year that does not consist of a full twelve months, the Committee in its sole discretion shall determine whether and to what extent the Performance Goals as set forth on Exhibit A have been attained for such year on an annualized basis.

          (A) If there is only one Completed Year prior to the Change of Control, the points achieved during the Completed Years shall be multiplied by three for purposes of determining the level of achievement on the cumulative three-year point scale set forth on Exhibit A.

          (B) If there are only two Completed Years prior to the Change of Control, the points achieved during the Completed Years shall be multiplied by
1.5 for purposes of determining the level of achievement on the cumulative three-year point scale set forth on Exhibit A.

          (C) If there are three Completed Years prior to the Change of Control, the points achieved during the Completed Years shall be multiplied by 1.0 for purposes of determining the level of achievement on the cumulative three-year point scale set forth on Exhibit A.


          SECTION 5. Grant Subject to Plan Provisions. This Award is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and terms of this Award are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the Company's shares, (c) capital or other changes of the Company and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe this Award pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder. This Award is granted pursuant to Section 6(e) of the Plan and shall not be deemed a "Performance Compensation Award" for purposes of Section 6(g) of the Plan. This Award, nevertheless, shall be subject to the terms of Section 6(g); provided, however, that actions otherwise required to be taken during the first 90 days of the Performance Period may be taken following such 90-day period for purposes of this Award. Notwithstanding the provisions of Section 6(g)(vi)(D) of the Plan, the Committee shall not exercise the use of negative discretion authorized under Section 6(g)(vi)(D) of the Plan to reduce or eliminate the amount of the Performance Award earned under the terms of this Award Agreement (it being understood that the determination of the attainment of the Performance Goals as set forth on Exhibit A shall be in the sole discretion of the Committee and shall not be deemed to be a reduction or elimination of the Performance Award for this purpose).


          SECTION 6. No Rights as a Shareholder. You shall not have any rights or privileges of a shareholder with respect to the Performance Awards subject to this Award Agreement unless and until certificates representing Shares are actually issued and delivered to you or your legal representative in settlement of this Award.


          SECTION 7. No Employment or Other Rights. The grant of this Award shall not confer upon you any right to be retained as a director, officer or employee of or to the Company or any of its Affiliates and shall not interfere in any way with the right of the Company and its Affiliates to terminate your employment or service at any time. The right of the Company and its Affiliates to terminate at will your employment or service at any time for any reason, free from any liability or any claim under the Plan or this Award Agreement, is specifically reserved unless otherwise expressly provided in the Plan or in this Award Agreement.


          SECTION 8. Non-Transferability of Performance Awards. Your rights and interests under this Award Agreement may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by you except, in the event of your death, by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.


          SECTION 9. Successors and Assigns of the Company. The terms and conditions of this Award Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns.


          SECTION 10. Taxes, Consents, Stop Transfer Orders and Legends. (a) Taxes. The delivery of Shares pursuant to Section 2(b) (or any cash payment made pursuant to Section 4) is conditioned on satisfaction of any applicable withholding taxes in accordance with Section 9(d) of the Plan. You are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with this Award (including any taxes arising under Section 409A of the Code), and the Company shall not have any obligation to indemnify or otherwise hold you harmless from any or all of such taxes. The Committee shall have the discretion to unilaterally modify this Award in a manner (i) that it in good faith believes conforms with the requirements of Section 409A of the Code and (ii) for any distribution event that could be expected to violate Section 409A of the Code, in order to make the distribution only upon a "permissible distribution event" within the meaning of Section 409A of the Code (as determined by the Committee in good faith). The Committee shall have the sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the Plan and this Award.

          (b) Consents. Your rights in respect of Performance Awards are conditioned on the receipt to the full satisfaction of the Committee of (i) any required consents that the Committee may determine to be necessary or advisable (including, without limitation, your consenting to the Company's supplying to any third party recordkeeper of the Plan such personal information as the Committee deems advisable to administer the Plan) and (ii) your making or entering into such written representations, warranties and agreements in connection with the acquisition of any Shares pursuant to this Award as the Committee may request in order to comply with applicable securities laws or this Award.

          (c) Stop Transfer Orders and Legends. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to this Award shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.


          SECTION 11. Committee Discretion. The Committee shall have full and plenary discretion with respect to any actions to be taken or determinations to be made in connection with this Award Agreement, and its determinations shall be final, binding and conclusive.


          SECTION 12. Confidentiality. You hereby agree to keep confidential, and to not disclose to anyone, the existence and terms of this Award Agreement (including the Performance Goals set forth on Exhibit A), except to your immediate family and your financial and legal advisors, or as may be required by law or ordered by a court with valid jurisdiction over such matter. You further agree that any disclosure to your immediate family and your financial and legal advisors will only be made after such individuals or entities acknowledge and agree to maintain the confidentiality of this Award Agreement and its terms.


          SECTION 13. Applicable Law. The validity, construction, interpretation and effect of this Award Agreement shall be governed by and determined in accordance with the laws of the State of Delaware without giving effect to the conflict of laws provisions thereof.


          SECTION 14. Notice. All notices, requests, demands and other communications required or permitted to be given under the terms of this Award Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three Business Days after they have been mailed by U.S. registered mail, return receipt requested, postage prepaid, addressed to the other party as set forth below:

       If to the Company:         Asbury Automotive Group, Inc.
                                  622 Third Avenue
                                  New York, NY 10017
                                  Attention: General Counsel

       If to you:                 At the then-current address shown on the
                                  payroll of the Company

The Company and you may change the address to which notices under this Award Agreement shall be sent by providing written notice to the other in the manner specified above. Notwithstanding the above, the Company and its Affiliates may provide notice to you by email or other electronic means to which you have regular access.


          SECTION 15. Headings. Headings are given to the Sections and subsections of this Award Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Award Agreement, the Plan or any provision thereof.


          SECTION 16. Amendment of this Award Agreement. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Award Agreement prospectively or retroactively; provided, however, that any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially and adversely impair your rights under this Award Agreement shall not to that extent be effective without your consent (it being understood, notwithstanding the foregoing proviso, that this Award Agreement and Performance Awards shall be subject to the provisions of Sections 6(g)(v) (including, without limitation, in connection with adjustments to the number or identity of peer companies), 7(a) and 7(c) (including, without limitation, in connection with adjustments to the number or kinds of shares, security or other property subject to this Award Agreement) of the Plan).


          SECTION 17. Counterparts. This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          IN WITNESS WHEREOF, the parties have duly executed this Award Agreement as of the date first written above.


                                ASBURY AUTOMOTIVE GROUP, INC.,

                                By
                                    ------------------------------------------
                                    Name:
                                    Title:


                                {NAME},

                                                                    Exhibit A


        Performance Goals with Respect to the Performance Awards for the Performance Period from January 1, 2005 through December 31, 2007




 Points
Achieved   0-4.5   5-6.5   7-8.5   9-10.5   11-13.5   14-15   15.5-16.5   17-18

  % of
Standard     0%      40%     60%     80%      100%     125%      150%      180%
 Award                                       Target


                                  Point Scoring



      Metric                  Description                 Point Allocation                Measurement
-----------------  ------------------------------   --------------------------  -------------------------------
New Vehicle        Percent increase in same-store   Annually                    Sum of the points awarded in
Retail Revenue     new vehicle retail revenue vs.                               each of the 3 years
Same Store         other public consolidators       Top 2 out of 6 = 1 point
-----------------  ------------------------------   --------------------------  -------------------------------
Used Vehicle       Percent increase in same-store   Annually                    Sum of the points awarded in
Retail Revenue     used vehicle retail revenue vs.                              each of the 3 years
Same Store         other public consolidators       Top 2 out of 6 = 1 point
-----------------  ------------------------------   --------------------------  -------------------------------
Platform F&I PVR   Percent growth in platform PVR   Annually                    The greater of the sum of the
Same Store                                                                      points awarded in each of the
                                                    Below 3% = 0 points         3 years OR points that would
                                                    4%-4.9% = .5 point          have been awarded each year
                                                    Over 5% = 1.0 points        based on compounded annual
                                                                                growth over the 3 years
-----------------  ------------------------------   --------------------------  -------------------------------
Fixed Operations   Percent growth in same-store     Annually                    The greater of the sum of the
Gross Profit       fixed operations gross profit                                points awarded in each of the
SameStore                                           Below 3% = 0 points         3 years OR points that would
                                                    3%-3.9% = .5 point          have been awarded each year
                                                    4%-4.9% =1.0 point          based on compounded annual
                                                    Over 5%  = 1.5points        growth over the 3 years
-----------------  ------------------------------   --------------------------  -------------------------------
EPS Growth         Year-over-year percentage        Average Annual Growth       Average annual growth of income
                   growth in EPS from continuing    Rate Over 3 Years           from continuing operations over
                   operations                                                   the three year period
                                                    Below 2.9% = -2 points
                                                    3-6.9% = 0 point
                                                    7.0-9.9% =1.5 points
                                                    10-12.5 % =3 points
                                                    >12.6% = 4.5 points